Exhibit 23.5

December 1, 2006

Melco PBL Entertainment (Macau) Limited

The Penthouse, 38th Floor, The Centrium, 60 Wyndham Street

Central, Hong Kong

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Melco PBL Entertainment (Macau) Limited. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on December 1, 2006 with the Securities and Exchange Commission.

Sincerely yours,

    /s/

Name: Thomas Jefferson Wu